                     Consent of Anders, Minkler & Diehl LLP

We consent to the incorporation by reference in this Current Report on Form 8-K, filed with the Securities and Exchange Commission by NHP Incorporated (NHP) of our reports dated February 3, 6, 9, 11, 14, 15 and 20, 1995 with respect to the audits of these Partnerships:


    Pershing Waterman Phase I      (DB I)          Caroline Associates I
    PW III Associates              (DB II)         Columbus Square Associates I
    PW IV Associates               (DB III)        Columbus Square Associates II
    PW V Associates                (DB IV)         Savoy Court Associates
    PW VI Associates               (DB V)          Wigar, Ltd. (Winter Garden)



for the year ended December 31, 1994, and the incorporation by reference of such reports into NHP's Registration Statement on Form S-8 (No. 333-11933), NHP's Registration Statement on Form S-8 (No. 333-11863), NHP's Registration Statement on Form S-8 (No. 333-11917), NHP's Registration Statement on Form S-8 (No. 333-11857), and NHP's Registration Statement on Form S-8 (No. 333-08137).



/s/ Anders, Minkler & Diehl LLP


St. Louis, Missouri
June 9, 1997